SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2005

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10824	94-2895440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way

Scotts Valley, California 95066-3249

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 20, 2005, the Board of Directors of Borland Software Corporation, a Delaware corporation (“Borland” or the “Company”), authorized an increase to the Company’s discretionary stock repurchase program of $75 million (the “Discretionary Plan”). The shares to be repurchased under the Discretionary Plan are an expansion to the $60 million share repurchase program previously authorized by the Borland Board of Directors (the “Board”) on September 17, 2001 and February 11, 2004 which provides the Company the ability to repurchase shares at prevailing market prices in private, as well as open market, transactions. The shares to be repurchased under the Discretionary Plan are in addition to the $15 million share repurchase program previously authorized by the Borland Board on August 5, 2003 and which is subject to a written plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Company had depleted the remaining balance of its existing discretionary stock repurchase authorization prior to this announced increase to the Discretionary Plan.

A copy of the press release issued on May 20, 2005 announcing the authorization of the increase to the Discretionary Plan is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this report and the exhibit attached hereto shall not be deemed “filed” by Borland for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Borland, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Borland Software Corporation dated May 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: May 20, 2005	By:	/s/ Timothy J. Stevens
	Name:	Timothy J. Stevens
	Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Borland Software Corporation dated May 20, 2005.